Exhibit 99.1

Novo Integrated Sciences’ Chairman and CEO to Present at the AAPI CEO Forum
on the Future of Healthcare: Technology, Transformation and Beyond

BELLEVUE, Wash., June 23, 2022 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”), pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of multiple patient and consumer touchpoints for services and product innovation, today announced that Rob Mattacchione, CEO and Board Chairman, has been invited by the American Association of Physicians of Indian Origin (AAPI) to present during AAPI’s 40th Annual Convention’s CEO Forum to discuss advancing the Future of Healthcare: Technology, Transformation and Beyond, on Saturday June 25, 2022 at 4:30 p.m. CDT in San Antonio, Texas.

Founded in 1982, AAPI represents a conglomeration of more than 80,000 practicing physicians in the United States. The primary attendees of the AAPI Annual Convention will be physicians, leaders in hospital and healthcare systems, academicians, scientists, and other healthcare professionals from across the U.S. gathering to learn of and exchange knowledge on the latest medical advances, to develop health policy agendas, and to encourage legislative priorities in the coming year.

The other CEO’s participating in the AAPI Convention’s CEO Forum are:

●	Dr. Prem Reddy, FACC, FCCP, Chairman & CEO, Prime Healthcare
●	Rebecca Seidel, President, Cardiac Ablation Solutions, Medtronic
●	Samuel Conaway, President, Worldwide Sales, Boston Scientific
●	Dr. Ingrid Vasiliu- Feltes, CEO, Softhread Inc.
●	Dr. Juby Jacob-Nara, Vice President, Vice President and Head of Global Medical Respiratory Allergy and Gastroenterology, Sanofi
●	Dr. Monika Kapur, MBA, CEO & President, University Medicine Associates at University Health Systems

For more information on the 40th Annual AAPI Convention, please visit: https://aapiconvention.org/.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of multiple patient and consumer touchpoints for services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, diagnostic and therapeutic solutions, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.
●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.
●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on Novo Healthnet Limited, Novo’s wholly owned subsidiary, please visit www.novohealthnet.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO & President

Novo Integrated Sciences, Inc.

chris.david@novointegrated.com

(888) 512-1195